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                          AGREEMENT AND PLAN OF MERGER


                                      Among


                         INTERACTIVE IMAGINATIONS, INC.,

                             24/7 ACQUISITION CORP.,

                             PETRY INTERACTIVE, INC.

                                       and

                                 ADVERCOMM, INC.

                          Dated as of February 2, 1998


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


                                TABLE OF CONTENTS


Section                                                             Page

ARTICLE I THE MERGER.........................................................  1
   SECTION 1.1.    The Merger................................................  1
   SECTION 1.2.    Effective Time............................................  1
   SECTION 1.3.    Effect of the Merger......................................  2
   SECTION 1.4.    Certificate of Incorporation; By-Laws.....................  2
   SECTION 1.5.    Directors and Officers....................................  2
   SECTION 1.6.    Conversion of Securities..................................  2
   SECTION 1.7.    Surrender and Payment.....................................  3
   SECTION 1.8.    Options and Restricted Shares.............................  3
   SECTION 1.9.    Closing...................................................  3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF
   INTERACTIVE AND THE SUBSIDIARY    ........................................  4
   SECTION 2.1.    Corporate Organization, Good Standing and Qualification...  4
   SECTION 2.2.    Capitalization............................................  4
   SECTION 2.3     Authority; Execution and Delivery; Requisite Consents,
                   Nonviolation.............................................   5
   SECTION 2.4     Subsidiaries.............................................   6
   SECTION 2.5     Financial Information....................................   6
   SECTION 2.6     Certain Changes or Events................................   7
   SECTION 2.7     Title to Assets..........................................   7
   SECTION 2.8     Contracts................................................   8
   SECTION 2.9     Intellectual Property....................................   9
   SECTION 2.10    Insurance................................................  10
   SECTION 2.11    Labor Union Activities; Employee Relations...............  10
   SECTION 2.12    ERISA....................................................  11
   SECTION 2.13    Litigation...............................................  11
   SECTION 2.14    Compliance with Laws; Permits............................  11
   SECTION 2.15    Taxes....................................................  12
   SECTION 2.16    Books and Records........................................  12
   SECTION 2.17    Environmental Matters....................................  12
   SECTION 2.18    Transactions with Affiliates.............................  13
   SECTION 2.19    Registration Rights......................................  13
   SECTION 2.20    No Brokers or Finders....................................  13
   SECTION 2.21    Investment Company Act...................................  13
   SECTION 2.22    Disclosure...............................................  13
   SECTION 2.23    Public Announcements.....................................  14
   SECTION 2.24.   Board Recommendation.....................................  14
   SECTION 2.25.   Certificate of Incorporation and By-Laws.................  14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PETRY.........................  14
   SECTION 3.1.    Corporate Organization, Good Standing and Qualification..  14
   SECTION 3.2     Capitalization...........................................  14
   SECTION 3.3.    Authority; Execution and Delivery; Requisite Consents,
                   Nonviolation.............................................  15
   SECTION 3.4     Subsidiaries.............................................  16

   SECTION 3.5.    Financial Information....................................  16
   SECTION 3.6.    Certain Changes or Events................................  16
   SECTION 3.7     Title to Assets..........................................  17
   SECTION 3.8.    Contracts................................................  17
   SECTION 3.11.   Labor Union Activities; Employee Relations...............  19
   SECTION 3.12.   ERISA....................................................  20
   SECTION 3.13    Litigation...............................................  20
   SECTION 3.14    Compliance with Laws; Permits............................  20
   SECTION 3.15.   Taxes....................................................  20
   SECTION 3.16.   Books and Records........................................  21
   SECTION 3.17.   Environmental Matters....................................  21
   SECTION 3.18.   Transactions with Affiliates.............................  21
   SECTION 3.19.   Registration Rights......................................  21
   SECTION 3.20.   No Brokers or Finders....................................  21
   SECTION 3.21.   Investment Company Act...................................  22
   SECTION 3.22    Disclosure...............................................  22
   SECTION 3.23    Public Announcements.....................................  22
   SECTION 3.24.   Board and Stockholders Recommendation....................  22
   SECTION 3.25.   Certificate of Incorporation and By-Laws.................  22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ADVERCOMM......................  22
   SECTION 4.1.    Corporate Organization, Good Standing and Qualification..  23
   SECTION 4.2     Capitalization...........................................  23
   SECTION 4.3.    Authority; Execution and Delivery; Requisite Consents,
                   Nonviolation.............................................  23
   SECTION 4.4     Subsidiaries.............................................  24
   SECTION 4.5.    Financial Information....................................  24
   SECTION 4.6.    Certain Changes or Events................................  25
   SECTION 4.7     Title to Assets..........................................  25
   SECTION 4.8.    Contracts................................................  26
   SECTION 4.9.    Intellectual Property....................................  27
   SECTION 4.11.   Labor Union Activities; Employee Relations...............  28
   SECTION 4.12.   ERISA....................................................  28
   SECTION 4.13    Litigation...............................................  28
   SECTION 4.14    Compliance with Laws; Permits............................  28
   SECTION 4.15.   Taxes....................................................  29
   SECTION 4.16.   Books and Records........................................  29
   SECTION 4.17.   Environmental Matters....................................  29
   SECTION 4.18.   Transactions with Affiliates.............................  30
   SECTION 4.19.   Registration Rights......................................  30
   SECTION 4.20.   No Brokers or Finders....................................  30
   SECTION 4.21.   Investment Company Act...................................  30
   SECTION 4.22    Disclosure...............................................  30
   SECTION 4.23    Public Announcements.....................................  30
   SECTION 4.24.   Board and Stockholders Recommendation....................  31
   SECTION 4.25.   Certificate of Incorporation and By-Laws.................  31

ARTICLE V COVENANTS OF THE PARTIES..........................................  31
   SECTION 5.1     Conduct of Business by the Parties Pending the Merger....  31
   SECTION 5.2     No Solicitation of Transactions..........................  33
   SECTION 5.3     Option Plans, Convertible Debt, Options, and Warrants....  34

   SECTION 5.4     Consents and Approvals...................................  34
   SECTION 5.5     Directors' and Officers' Indemnification.................  34
   SECTION 5.6     Reincorporation in Delaware..............................  34
   SECTION 5.7     Approval of Shareholders.................................  34

ARTICLE VI ADDITIONAL AGREEMENTS OF THE PARTIES.............................  35
   SECTION 6.1     Access to Information; Confidentiality...................  35
   SECTION 6.2     Notification of Certain Matters..........................  35
   SECTION 6.3     Further Action...........................................  35
   SECTION 6.4     Public Announcements.....................................  36
   SECTION 6.5     Government Compliance....................................  36

ARTICLE VII CONDITIONS OF THE MERGER........................................  36
   SECTION 7.1     Conditions to Obligations of Each Party to
                   Effect the Merger........................................  36

ARTICLE VIII TERMINATION, AMENDMENT, AND WAIVER.............................  38
   SECTION 8.1     Termination..............................................  38
   SECTION 8.2     Effect of Termination....................................  39
   SECTION 8.3     Fees and Expenses........................................  39
   SECTION 8.4     Amendment................................................  39
   SECTION 8.5     Waiver...................................................  40

ARTICLE IX GENERAL PROVISIONS...............................................  40
   SECTION 9.1     Survival of Representations, Warranties, and Agreements..  40
   SECTION 9.2     Notices..................................................  40
   SECTION 9.3     Headings.................................................  41
   SECTION 9.4     Entire Agreement.........................................  41
   SECTION 9.5     Parties in Interest; Assignment..........................  41
   SECTION 9.6     Governing Law............................................  42
   SECTION 9.7     Counterparts.............................................  42
   SECTION 9.8     Severability.............................................  42
   SECTION 9.9     Specific Performance.....................................  42

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of February 2, 1998 (this "Agreement"), among Interactive Imaginations, Inc., a New York corporation ("Interactive"), 24/7 Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Interactive (the "Subsidiary"), Petry Interactive, Inc., a Delaware corporation ("Petry") and Advercomm, Inc. ("Advercomm"), a Delaware corporation (each, a "Party," and collectively, the "Parties").

         WHEREAS, the Boards of Directors of Interactive, the Subsidiary, Petry and Advercomm have each approved the merger (the "Merger") of Petry and Advercomm with and into the Subsidiary, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger, as defined herein, shall qualify as a reorganization within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Interactive, the Subsidiary, Petry and Advercomm hereby agree as follows:

                                   ARTICLE I

         SECTION 1.1.   The Merger

         At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, each of Petry and Advercomm shall be merged with and into the Subsidiary, the separate corporate existence of each of Petry and Advercomm shall cease, and the Subsidiary shall continue as the surviving corporation. The Subsidiary as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         SECTION 1.2.   Effective Time

         As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII and after the Closing referred to in Section 1.8, the parties hereto shall cause the Merger to be consummated by delivering a Certificate of Merger (the "Certificate of Merger") to the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law, for filing by the Secretary of State (the time of such filing being the "Effective Time").

         SECTION 1.3. Effect of the Merger

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers, franchises, and property of Petry, Advercomm and the Subsidiary shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts, and liabilities of Petry, Advercomm and the Subsidiary shall become the restrictions, disabilities, duties, debts, and liabilities of the Surviving Corporation.

         SECTION 1.4. Certificate of Incorporation; By-Laws

         At the Effective Time, the Certificate of Incorporation and By-Laws of the Subsidiary shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended, except that, effective as of the Effective Time, such Certificate of Incorporation will be amended in order to change the name of the Surviving Corporation to "24/7 Media, Inc."

         SECTION 1.5. Directors and Officers

         The directors of the Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The persons set forth on Schedule I.A. hereto shall become directors of Interactive at the Effective Time. The persons set forth on Schedule I.B. shall become the officers of Interactive at the Effective Time.

         SECTION 1.6. Conversion of Securities

         At the Effective Time, by virtue of the Merger and without any action on the part of the Subsidiary, Petry or Advercomm, or the holders of any of the following securities:

         (a) each share of common stock, par value $.01 per share, of Petry ("Petry Common Stock") then issued and outstanding shall be canceled and converted into and become the right to receive 83,954.95 shares of Common Stock, par value $.01 per share ("Interactive Common Stock"), of Interactive (an aggregate of 10,494,366 shares of Interactive Common Stock) (the "Petry Merger Consideration");

         (b) each share of common stock, par value $.01 per share, of Advercomm ("Advercomm Common Stock") then issued and outstanding shall be canceled and converted into and become the right to receive 1,049.44 shares of Interactive Common Stock (an aggregate of 6,821,335 shares of Interactive Common Stock) (the "Advercomm Merger Consideration"); and

         (c) each share of common stock, par value $.01 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereupon and thereafter shall represent one validly issued, fully paid, and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         SECTION 1.7. Surrender and Payment

         (a) Each holder of shares of common stock of Petry or Advercomm that have been converted into a right to receive the Petry Merger Consideration or Advercomm Merger Consideration, respectively, upon surrender at Closing of a certificate or certificates representing such shares of Petry Common Stock or Advercomm Common Stock, together with properly executed stock powers and stock transfer stamps covering such shares of Petry Common Stock or Advercomm Common Stock, will be entitled to receive the Petry or Advercomm Merger Consideration payable in respect of such shares, which Petry or Advercomm Merger Consideration shall be delivered at Closing.

         (b) After the Effective Time, there shall be no further registration or transfers of shares of Petry Common Stock or Advercomm Common Stock outstanding prior to the Effective Time. All certificates representing shares of Petry Common Stock or Advercomm Common Stock outstanding prior to the Effective Time shall be presented to the Surviving Corporation at the Closing and shall be cancelled and exchanged for the Petry Merger Consideration or Advercomm Merger Consideration provided for, and in accordance with the procedures set forth, in this Agreement.

         (c) No fractional shares of Interactive Common Stock shall be issued upon conversion of Petry Common Stock or Advercomm Common Stock into Interactive Common Stock. In lieu of any fractional share of Interactive Common Stock to which the holder of Petry Common Stock or Advercomm Common Stock would otherwise be entitled, Interactive shall round down to the nearest whole share of Interactive Common Stock.

         SECTION 1.8. Closing.

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, at 8:30 a.m., local time, on the day on which the conditions set forth in Article VII hereof are satisfied or waived, or at such other place and time and on such other date as Interactive, the Subsidiary, Petry and Advercomm shall agree (the "Closing Date").

         SECTION 1.9. Related Agreements. Prior to, or simultaneously with, the Closing, the following agreements (the "Related Agreements") shall be executed and delivered by the parties:

         (a) Employment Agreements, substantially in the form attached hereto as Exhibit A, between Interactive and each of the executives listed on Schedule I.B. attached hereto;

         (b) A Termination/Separation Agreement, substantially in the form attached hereto as Exhibit B, between Interactive and Michael Paolucci;

         (c) A Consulting Agreement, substantially in the form attached hereto as Exhibit C, between Interactive and Neterprises, Inc.;

         (d) A Letter Agreement, substantially in the form attached hereto as Exhibit D, between Petry and Petry Media Corporation ("PMC"), setting forth the understanding and agreement of Petry and PMC with respect to the treatment and repayment of certain payments by Petry to PMC pursuant to Sections 5.4 and 5.6 of that certain Stock

Purchase Agreement, dated as of September 29, 1997, between PMC and Interactive Holdings, LLC.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                         INTERACTIVE AND THE SUBSIDIARY

         Interactive and the Subsidiary hereby jointly and severally represent and warrant to Petry and Advercomm that, except as set forth on the Schedule of Exceptions attached hereto as Schedule II, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         SECTION 2.1. Corporate Organization, Good Standing and Qualification

         Interactive is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Interactive and the Subsidiary each have all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Subsidiary is a newly formed corporation which has not engaged in any business other than in connection with its organization and the transactions contemplated by this Agreement. Interactive and the Subsidiary each is duly qualified to transact business and in good standing in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect on its business, properties, results of operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "Condition").

         The term "Material Adverse Effect," as used in this Agreement with respect to any Party, means any change or effect that is materially adverse to the Condition of such Party.

         SECTION 2.2. Capitalization

         Without giving effect to the transactions contemplated by this Agreement, the Stock Purchase Agreement, the Shareholders' Agreement, and the Registration Rights Agreement, each as hereinafter defined, the capital stock of Interactive, as authorized by its Certificate of Incorporation, consists of: (i) 30,000,000 shares of Common Stock, of which 4,595,047 shares are issued and outstanding, 1,142,642 shares are reserved for issuance to key employees, officers and directors of, and consultants to, Interactive under stock incentives that have been granted or are available for grant by Interactive (collectively, the "Stock Incentives"), 3,243,585 shares are reserved for issuance pursuant to convertible debt securities of Interactive; 2,171,633 shares are reserved for issuance pursuant to issued and outstanding Series A Stock (as hereinafter defined), 484,104 shares are reserved for issuance pursuant to warrants to purchase common stock of Interactive, and no other shares are reserved for any purpose; (ii) 2,000,000 shares of preferred stock, of which 500,000 shares have been designated as Series A Convertible Preferred Stock (the "Series A Stock"), 158,144 of which are outstanding. The rights, privileges and preferences of the Common Stock and Series A Stock are as stated in the Certificate of Incorporation. Neither this Agreement nor the transactions contemplated thereby will cause any anti-dilution adjustment or accelerated vesting of any options. Assuming receipt by Interactive of the consents, approvals and agreements contemplated by Section 5.3 herein as of the Closing, Interactive will have 10,494,369 shares of Common Stock outstanding, and except for the Stock Incentives specified above and 2,500,000 Warrants to be issued in connection with the Termination Agreement contemplated by Section 1.9(b) above, will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Interactive; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). All of the issued and outstanding shares of Common Stock have been duly and validly issued and, subject to Section 630 of the New York Business Corporation Law, are fully paid and nonassessable. To the best knowledge of Interactive, there are no agreements among Interactive's shareholders with respect to the voting or transfer of Interactive's capital stock. Part 2.2 of Schedule II includes a complete and correct list of the name of each of Interactive's shareholders and the number of shares of capital stock (and class or series) owned by such shareholder, the name of each holder of an outstanding stock option and/or warrant and the number of options and/or warrants to purchase capital stock owned by such holder and the exercise price at which such option(s) or warrants may be exercised, and the name of each holder of convertible debt securities of Interactive, the face amount of such securities, and the number of shares of Interactive Common Stock issuable upon conversion of such debt securities. The authorized capital stock of the Subsidiary consists of 1,000 shares of common stock, of which 100 are outstanding as of the date hereof. Interactive owns all of the issued and outstanding shares of the Subsidiary.

         SECTION 2.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation

         Interactive and the Subsidiary have, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by them, or any of their officers, in connection herewith or pursuant hereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Interactive Documents"), and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the other Interactive Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Interactive and the Subsidiary. This Agreement and each of the other Interactive Documents that has been executed as of the date hereof is, and each of the Interactive Documents will be as of the Closing, duly executed and delivered by Interactive and the Subsidiary, and constitute the legal, valid and binding obligation of Interactive and the Subsidiary, enforceable against Interactive and the Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement and the other Interactive Documents, and the consummation by Interactive and the Subsidiary of the transactions contemplated hereby and thereby will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, arbitrator, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person"); (b) violate or conflict with any provision of the Certificate of Incorporation or of the By-Laws of Interactive or the Subsidiary as in effect immediately prior to the execution and delivery of this Agreement; or (c) constitute a default under (with or without notice or lapse of time or both), violate or conflict with, give rise to a right of termination, cancellation, acceleration or modification under or result in a loss of a material benefit under, any Law (as defined in Section 2.14 below), Interactive Scheduled Contract (as defined in Section 2.8 below), rights relating to Intellectual Property (as defined in Section 2.9 below), Permit (as defined in Section 2.14 below) or Order (as defined in
Section 2.13 below) to which Interactive or the Subsidiary is a party or by which Interactive, the Subsidiary, or their properties are bound.

         SECTION 2.4 Subsidiaries

         Interactive does not, and prior to the Closing will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity, other than the Subsidiary. The Subsidiary does not, and prior to the Closing will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity.

         SECTION 2.5 Fiancial Information

         Interactive has previously delivered to Petry and Advercomm its historical audited balance sheets as at December 31, 1996, and the historical audited statements of income, shareholders' equity and cash flows for the year then ended (collectively, the "Financial Statements"). Such Financial Statements have been prepared from the books and records of Interactive and present fairly the financial position and the results of operations and cash flows of Interactive as at and for the periods indicated, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied (except as described in such statements or the notes thereto).

         Interactive has previously delivered to Petry and Advercomm an historical unaudited balance sheet of Interactive as at September 30, 1997 and an historical unaudited statement of income, shareholders' equity and cash flows for the nine-month period then ended (the "Interim Financial Statements"). Such Interim Financial Statements have been prepared from the books and records of Interactive and, subject to customary year or period end adjustments and accruals and the absence of notes thereto, present fairly the financial position and the results of operations of Interactive as at and for the period indicated, in each case in conformity with GAAP (except as previously noted) consistently applied.

         Except as disclosed in the Financial Statements or Interim Financial Statements, Interactive has no material liabilities or obligations, absolute or contingent, except (i) obligations and liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Interim Financial Statements, and (ii) obligations which are not required to be reflected in the Financial Statements or such Interim Financial Statements and which would not be required under GAAP to be included in the notes to such Financial

Statements, which individually or in the aggregate are not material to the financial condition or operating results of Interactive. Except as disclosed in the Financial Statements or Interim Financial Statements, Interactive is not a Guarantor or Indemnitor of any Indebtedness of any other Person. Interactive maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         No representation is made hereunder with respect to any forecasts, projections or forward looking information provided in connection with the Financial Statements or the Interim Financial Statements or otherwise, except that Interactive represents that such forecasts, projections and forward looking information were prepared in good faith and that Interactive reasonably believes there is a reasonable basis for such forecasts, projections and forward looking information.

         SECTION 2.6 Certain Change or Events

           Other than transactions entered into in connection with this Merger, since October 1, 1997, the business of Interactive has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of the foregoing: (i) there has been no change in the Condition of Interactive, except for changes in the ordinary course of business consistent with past practice which have not had, in the aggregate, a Material Adverse Effect to Interactive; (ii) there has been no revocation or change in any Contract or Permit or right to do business, and, to the best knowledge of Interactive, no change of Laws which has resulted, or could reasonably be expected to result, in a Material Adverse Effect on the Condition of Interactive; (iii) Interactive has not authorized or made any distributions of, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has Interactive redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; (iv) Interactive has not entered into any material transaction, other than in the ordinary course of business and consistent with past practice; (v) Interactive has not incurred any indebtedness for borrowed money or made any loans or advances to any Person, except for Indebtedness incurred and intended to be converted to Common Shares of the Company on or prior to the Closing Date;
(vi) there has been no waiver by Interactive of a valuable right or of a material debt owed to it; (vii) Interactive has not failed to satisfy or discharge any Lien (as defined in Section 2.7 below), except in the ordinary course of business and which is not material to the Condition of Interactive;
(viii) there has not been any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Effect on the Condition of Interactive (as such business is presently conducted and as it is proposed to be conducted); (ix) there has not been any material change in any compensation arrangement or agreement with any employee of Interactive; (x) there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of Interactive; (xi) there has not been any resignation or termination of employment of any key officer or employee of Interactive and Interactive, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or employee; (xii) there has been no receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Interactive; (xiii) there has been no mortgage, pledge or transfer of a security interest in, or lien, created by Interactive with respect to any of its material properties or assets, except liens for taxes not yet due or payable; (xiv) there has been no loans or guarantees made by Interactive to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; and (xv) there has been no agreement or commitment by Interactive to do or perform any of the acts described in this Section 2.6.

         SECTION 2.7 Title to Assets

         Interactive and the Subsidiary have good and marketable title to all of their assets and properties, free and clear of any liens, pledges, assessments, leases, security interests, claims, encumbrances or other restrictions of any kind (collectively, "Liens"). With respect to any assets or properties they lease, Interactive and the Subsidiary hold a valid and subsisting leasehold interest therein, free and clear of any Liens, are in compliance, in all material respects, with the terms of the applicable lease, and enjoy peaceful and undisturbed possession under such lease. The assets and properties of Interactive and the Subsidiary that are material to the conduct of business as presently conducted or as proposed to be conducted by Interactive and the Subsidiary are on an overall basis in good operating condition and repair, subject to ordinary wear and tear.

         SECTION 2.8 Contracts

         Interactive and the Subsidiary are not parties to, nor is Interactive, the Subsidiary, or any of their assets or properties bound by, or subject to, any contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types, except for those (the "Scheduled Contracts") listed in Part 2.8 of Schedule II hereto:

                  (a) any Contracts pursuant to which Interactive or the Subsidiary, or another party thereto, is obligated to pay in excess of fifty thousand dollars ($50,000);

                  (b) any Contracts pursuant to which Interactive or the Subsidiary acquired the right to use any Intellectual Property (as defined in Section 2.9 below) or information that is material to or necessary in the business of Interactive or the Subsidiary, or pursuant to which Interactive or the Subsidiary has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

                  (c) any Contracts (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

                  (d) any Contracts between Interactive, on the one hand, and any of its officers, directors, employees or any Persons that beneficially own in excess of 10.0% of the outstanding equity interest (each a "Principal Owner") of Interactive, or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other; ("Affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, and "control" means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise);

                  (e) any deferred compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of Interactive or the Subsidiary;

                  (f) any Contracts with any labor union affecting employees of Interactive or the Subsidiary;

                  (g) all partnership, joint venture, shareholders' or similar Contracts with any Person;

                  (h) all Contracts that limit or contain restrictions on the ability of Interactive or the Subsidiary to declare or pay dividends, to make distributions in respect of or to issue or purchase, redeem or otherwise acquire any of its capital stock or require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

                  (i) any Contracts which restrict Interactive or the Subsidiary from freely engaging in business or competing anywhere; and

                  (j) any Contracts which otherwise are material to the Condition of Interactive or the Subsidiary.

         True and correct copies of all Scheduled Contracts have been made available to Petry and Advercomm. All of the Scheduled Contracts are in full force and effect and constitute legal, valid and binding obligations of Interactive and the Subsidiary and, to the best knowledge of Interactive and the Subsidiary, the other parties thereto; to the best of Interactive's and the Subsidiary's knowledge, no circumstances exist which would give rise to an Action (as defined in Section 2.13) against or by Interactive or the Subsidiary in connection with any Scheduled Contract or any default thereunder; and the validity, effectiveness and continuation of all Scheduled Contracts will not be adversely affected by the transactions contemplated by this Agreement or require any third party consents.

         SECTION 2.9 Intellutual Property

         (i) With respect to any patents, trademarks, service marks, trade names, and any applications for any of the foregoing (collectively, the "Intellectual Property") of any kind in which Interactive has an interest or which is otherwise used in, or relates to the business of, Interactive, or any brand name, computer software or program, technology, know-how or process or registered copyright (collectively (including without limitation the Intellectual Property), the "Operating IP") or trade secret that is used in or that relates to its business, Interactive owns or has the right to use such Operating IP or trade secret in its business. Interactive owns or has the right to use all Operating IP and trade secrets that are necessary to its business.

         (ii) Each of the material licenses or agreements relating to the rights of Interactive to any of the Operating IP (defined above) or any trade secret material of Interactive (the "Intellectual Property Licenses") constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against Interactive, and, to the best knowledge of Interactive, each other party thereto, and to the best knowledge of Interactive is in full force and effect. Interactive has performed all obligations required to have been performed by it under each of the Intellectual Property Licenses to which it is a party. Neither Interactive nor, to the best knowledge of Interactive, any other party thereto is in default thereunder, nor, to the best knowledge of Interactive, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Interactive has not received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder (other than in the ordinary course of business). No licenses, sublicenses, covenants or agreements have been granted or entered into by Interactive in respect of any of the Operating IP or any material trade secret of Interactive, except the Intellectual Property Licenses. No director, officer, shareholder, employee or other Affiliate of Interactive owns, directly or indirectly, in whole or in part, any of the Operating IP or any trade secret material used by Interactive. To the best knowledge of Interactive, none of the officers, employees, consultants, distributors, agents, representatives or advisors of Interactive have entered into any agreement relating to Interactive's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than Interactive.

         (iii) The consummation of the transactions contemplated hereby will not alter or impair the rights of Interactive to any of the Operating IP, to any trade secret material to Interactive, or under any of the Intellectual Property Licenses.

         (iv) To the best knowledge of Interactive, no claim with respect to the Operating IP, any trade secret or any Intellectual Property License is currently pending or has been asserted or overtly threatened by any Person, nor does Interactive know of any grounds for any claim, (A) to the effect that any operation or activity of Interactive presently occurring or contemplated infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Operating IP or misappropriates any trade secret or know-how or other proprietary rights of Interactive; (C) challenging the ownership, validity or effectiveness of any of the Operating IP or any trade secret of Interactive; or (D) challenging the license of Interactive to, or other legally enforceable right under, any Operating IP or the Intellectual Property Licenses.

         (v) Interactive is not aware of any presently existing United States or foreign patents or any patent applications which, if issued as patents, would be infringed by Interactive in connection with conducting its business in the usual course.

         SECTION 2.10 Insurance

         Interactive has in full force and effect fire and casualty insurance policies, with extended coverage, general liability insurance, and directors' and officers' insurance in amounts customary for companies similarly situated. Each insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Interactive, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and, in light of the respective business, operations and assets and properties of Interactive, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such assets and properties. Neither Interactive nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         SECTION 2.11 Labor Union Activities: Employee Relations

         No employee of Interactive is represented by any labor union or covered by any collective bargaining agreement in connection with their employment with Interactive; nor, to the best knowledge of Interactive, has any labor union sought to represent any employee of Interactive. There is no strike or other labor dispute involving Interactive pending, or to the best knowledge of Interactive, threatened. To the best knowledge of Interactive, no officer or key employee of Interactive is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of Interactive.

         SECTION 2.12 ERISA

         There are no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) covering former or current employees of Interactive or the Subsidiary, or under which Interactive or the Subsidiary has any obligation or liability. Interactive and the Subsidiary have not incurred any liability under Title IV of ERISA, including any liability to the Pension Benefit Guaranty Corporation. Part 2.12 of Schedule II lists all material plans, contracts, bonus and commission arrangements, profit-sharing, savings, stock option plans, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of Interactive or under which Interactive has any obligation or liability (each, a "Benefit Arrangement"). The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. No unfair labor practice has been brought during the last three years against Interactive.

         SECTION 2.13 Litigation

         There is no action, suit, proceeding, audit, arbitration, investigation or governmental approval process (collectively, "Action") pending or, to the best knowledge of Interactive and the Subsidiary, threatened against, relating to or affecting Interactive or the Subsidiary or affecting any of the properties or assets of Interactive or the Subsidiary (including, without limitation, any of their Permits), nor, to the best knowledge of Interactive and the Subsidiary, is there any basis for any such Action. Neither Interactive and the Subsidiary nor any of their assets or properties are subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which is material to the Condition of Interactive or the Subsidiary. There is no Action by Interactive or the Subsidiary currently pending or which Interactive or the Subsidiary intends to initiate.

         SECTION 2.14 Compliance with Laws; Permits

         Interactive and the Subsidiary have not violated or failed to comply with, in any material respect, any statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively, "Laws") to which they or any of their properties or assets are subject. Interactive and the Subsidiary have all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the "Permits") that are material to the conduct of their business as presently conducted and as proposed to be conducted. All such Permits are, and as of the Closing will be, in full force and effect. No violations or notices of failure to comply have been issued or recorded in respect of any such Permits. All applications, reports, notices and other documents required to be filed by Interactive or the

Subsidiary with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof.

         SECTION 2.15 Taxes

         All federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other material tax returns and reports required to be filed by Interactive in those or in any other jurisdiction (collectively, "Returns") have been timely filed. All such Returns are true, correct and complete in all material respects. All taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due from Interactive or the Subsidiary have been paid except to the extent reserved against on the Financial Statements or incurred in the ordinary course of business since the date of the Interim Financial Statements. No income tax return of Interactive has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for Interactive or the Subsidiary for any period. The provision for taxes of Interactive as shown in the Interim Financial Statements is adequate for taxes due or accrued as of the date thereof. Neither Interactive nor the Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to
Section 1362(a) or Section 341(f) of the Code, nor have they made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on the Condition of Interactive. Interactive has never had any tax deficiency proposed or assessed against it. Since the date of the Interim Statements, Interactive has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Interactive has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         SECTION 2.16 Book and Records

         The books of account, ledgers and records of Interactive and the Subsidiary accurately and completely reflect in all material respects all information relating to their business; the nature, acquisition, maintenance, location and collection of their assets; and the nature of all transactions giving rise to their obligations or accounts receivable. The minutes and minute books of Interactive and the Subsidiary provided to Petry and Advercomm prior to the date hereof constitute a true, complete and correct copy of the entire minutes and minute books of Interactive and the Subsidiary.

         SECTION 2.17 Evironmental Matters

         The business, assets and properties of Interactive are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws"). No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by Interactive with, or a violation by Interactive of, the Environmental Laws. Neither Interactive nor any of its predecessor companies have caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by Interactive or any predecessor company, except where such disposal, discharge or release was in compliance with the Environmental Laws.

         SECTION 2.18 Transaction with Affiliates

         Interactive and the Subsidiary do not have any direct or indirect dealings with any Principal Owner of Interactive or the Subsidiary or with any of his Affiliates, associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) or relatives (or Affiliates thereof). Interactive and the Subsidiary do not have any obligation to or claim against any Principal Owner of Interactive or the Subsidiary, or any of his or its Affiliates, associates or relatives, and no such Person has any obligation to or claim against Interactive or the Subsidiary. All products, services or benefits provided to Interactive or the Subsidiary by any such Person, or provided by Interactive or the Subsidiary to any such Person, are set forth on
Part 2.18 of Schedule II and are provided at a charge equal to the fair market value of such products, services or benefits. To the best knowledge of Interactive and the Subsidiary, no Principal Owner of Interactive or the Subsidiary, nor any of his Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with Interactive or the Subsidiary.

         SECTION 2.19 Registration Rights

         No Person has, and as of the Closing no Person shall have, demand, "piggy-back," or other rights to cause Interactive or the Subsidiary to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to any securities of Interactive or the Subsidiary.

         SECTION 2.20 No Brokers or Finders

         Neither Interactive and the Subsidiary nor any of their Affiliates have entered or will enter into any agreement pursuant to which Interactive, the Subsidiary, Petry or Advercomm will be liable, as a result of the transactions contemplated by this Agreement or any Interactive Documents, for any claim of any person for any commission, fee or other compensation as finder or broker.

         SECTION 2.21 Investment Company Act

         Neither Interactive nor the Subsidiary is an "investment company" nor is Interactive or the Subsidiary directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 2.22 Disclosure

         In connection with this Agreement, Interactive and the Subsidiary have disclosed to Petry and Advercomm all material facts and information known to Interactive and the Subsidiary concerning Interactive and the Subsidiary and their respective Conditions, and have not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any other Interactive Documents not misleading.

          SECTION 2.23 Public Announcements.

     Except as otherwise required by law or by the rules of (or any agreement of the parties or their affiliates with) any stock exchange and except as have already been made by the parties prior to the date hereof, Interactive and the Subsidiary agree that there will prior to the Merger be no press releases or other statements with respect to this Agreement or the transactions contemplated hereby and that they will consult with Petry and Advercomm before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby and that Interactive, the Subsidiary, Petry and Advercomm shall not issue any such press release or make any such public statement prior to such consultation and approval of any such release or statement by the other Parties.

          SECTION 2.24. Board Recommendation.

     Each of the Board of Directors of Interactive, by unanimous written consent dated February 2, 1998, and the Board of Directors of the Subsidiary by unanimous written consent dated January 29, 1998, approved and adopted this Agreement, the Merger, and the other transactions contemplated hereby.

          SECTION 2.25. Certificate of Incorporation and By-Laws.

     Interactive and the Subsidiary have heretofore furnished to Petry and Advercomm a complete and correct copy of their respective Certificates of Incorporation and By-Laws, each as amended to date. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Interactive nor the Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PETRY

     Petry hereby represents and warrants to Interactive, the Subsidiary and Advercomm that, except as set forth on the Schedule of Exceptions attached hereto as Schedule III, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          SECTION 3.1. Corporate Organization, Good Standing and Qualification.

     Petry is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Neither this Agreement nor the transactions contemplated thereby will cause any anti-dilution adjustment or accelerated vesting of any options. Petry has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Petry is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its Condition.

          SECTION 3.2 Capitalization.

     The capital stock of Petry, as authorized by its Certificate of Incorporation, consists of: (i) 200,000 shares of Petry Common Stock, of which 100 shares are issued and outstanding, 25 shares are reserved for issuance upon the exercise of currently outstanding warrants to purchase Petry Common Stock, and no other shares are reserved for issuance for any purpose. The rights, privileges and preferences of the Petry Common Stock are as stated in the Certificate of Incorporation. Petry as of the Closing will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Petry; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). All of the issued and outstanding shares of Petry Common Stock have been duly and validly issued and are fully paid and nonassessable. To the best knowledge of Petry, there are no agreements among Petry's stockholders with respect to the voting or transfer of Petry's capital stock. Part 3.2 of Schedule III includes a complete and correct list of the name of each of Petry's stockholders and the number of shares of capital stock (and class or series) owned by such stockholder.

          SECTION 3.3. Authority; Execution and Delivery; Requisite Consents,
                       Nonviolation.

          Petry has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement, and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Petry Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Petry Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Petry. This Agreement and each of the other Petry Documents that has been executed as of the date hereof is, and each of the Petry Documents will be as of the Closing, duly executed and delivered by Petry, and constitute the legal, valid and binding obligation of Petry, enforceable against Petry in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement and the other Petry Documents, and the consummation by Petry of the transactions contemplated hereby and thereby will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any Governmental Authority or any other Person; (b) violate or conflict with any provision of the Certificate of Incorporation or of the By-Laws of Petry as in effect immediately prior to the execution and delivery of this Agreement; or (c) constitute a default under (with or without notice or lapse of time or both), violate or conflict with, give rise to a right of termination, cancellation, acceleration or modification under or result in a loss of a material benefit under, any Law, Petry Scheduled

Contract (as defined in Section 3.8 below), rights relating to Intellectual Property, Permit or Order to which Petry is a party or by which Petry or its properties are bound.

          SECTION 3.4 Subsidiaries.

     Petry does not, and prior to the Closing will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity.

          SECTION 3.5. Financial Information.

     Petry has previously delivered to Interactive and Advercomm certain financial information (the "Petry Financial Information"), dated as of December 31, 1997. Such Petry Financial Information has been prepared from the books and records of Petry, and, subject to customary year or period end adjustments and accruals and the absence of notes thereto, presents fairly the financial position and the results of operations and cash flows of Petry as at and for the periods indicated.

          Except as disclosed in the Petry Financial Information, Petry has no material liabilities or obligations, absolute or contingent, except obligations and liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Petry Financial Information. Except as disclosed in the Petry Financial Information, Petry is not a Guarantor or Indemnitor of any Indebtedness of any other Person.

     No representation is made hereunder with respect to any forecasts, projections or forward looking information provided to Interactive, the Subsidiary or Advercomm in connection with the Petry Financial Information or otherwise, except that Petry represents that such forecasts, projections and forward looking information were prepared in good faith and that Petry reasonably believes there is a reasonable basis for such forecasts, projections and forward looking information.

          SECTION 3.6. Certain Changes or Events.

          Other than transactions entered into in connection with this Merger, since October 1, 1997, the business of Petry has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of the foregoing: (i) there has been no change in the Condition of Petry, except for changes in the ordinary course of business consistent with past practice which have not had, in the aggregate, Materially Adverse Effect on the Condition of Petry; (ii) there has been no revocation or change in any Contract or Permit or right to do business, and, to the best knowledge of Petry, no change of Laws which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of Petry; (iii) Petry has not authorized or made any distributions of, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has Petry redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; (iv) Petry has not entered into any material transaction, other than in the ordinary course of business and consistent with past practice; (v) Petry has not incurred any indebtedness for borrowed money or made any loans or advances to any Person; (vi) there has been no waiver by Petry of a valuable right or of a material debt owed to it; (vii) Petry has not failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of Petry (as such business is presently conducted and as it is proposed to be conducted); (viii) there has not been any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Effect on the condition of the assets, properties, financial condition, operating results, prospects or business of Petry; (ix) there has not been any material change in any compensation arrangement or agreement with any employee of Petry; (x) there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of Petry; (xi) there has not been any resignation or termination of employment of any key officer or employee of Petry and Petry, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or employee; (xii) there has been no receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Petry; (xiii) there has been no mortgage, pledge or transfer of a security interest in, or lien, created by Petry with respect to any of its material properties or assets, except liens for taxes not yet due or payable; (xiv) there has been no loans or guarantees made by Petry to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; and
(xv) there has been no agreement or commitment by Petry to do or perform any of the acts described in this Section 3.6.

          SECTION 3.7 Title to Assets.

     Petry has good and marketable title to all of its assets and properties, free and clear of any Liens. With respect to any assets or properties it leases, Petry holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. The assets and properties of Petry that are material to the conduct of business as presently conducted or as proposed to be conducted by Petry are on an overall basis in good operating condition and repair, subject to ordinary wear and tear.

          SECTION 3.8. Contracts.

     Petry is not a party to, nor is Petry or any of its assets or properties bound by, or subject to, any Contracts of the following types, except for those (the "Petry Scheduled Contracts") listed in Part 3.8 of Schedule III hereto:

               (a) any Contracts pursuant to which Petry, or another party thereto, is obligated to pay in excess of fifty thousand dollars ($50,000);

               (b) any Contracts pursuant to which Petry acquired the right to use any Intellectual Property or information that is material to or necessary in the business of Petry, or pursuant to which Petry has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

               (c) any Contracts (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

               (d) any Contracts between Petry, on the one hand, and any of its Principal Owners, or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

               (e) any deferred compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of Petry;

               (f) any Contracts with any labor union affecting employees of Petry;

               (g) all partnership, joint venture, shareholders' or similar Contracts with any Person;

               (h) all Contracts that limit or contain restrictions on the ability of Petry to declare or pay dividends, to make distributions in respect of or to issue or purchase, redeem or otherwise acquire any of its capital stock or require Petry to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

               (i) any Contracts which restrict Petry from freely engaging in business or competing anywhere; and

               (j) any Contracts which otherwise are material to the Condition of Petry.

     True and correct copies of all Scheduled Contracts have been made available to Interactive, the Subsidiary and Advercomm. All of the Scheduled Contracts are in full force and effect and constitute legal, valid and binding obligations of Petry and, to the best knowledge of Petry, the other parties thereto; to the best of Petry's knowledge, no circumstances exist which would give rise to an Action against or by Petry in connection with any Scheduled Contract or any default thereunder; and the validity, effectiveness and continuation of all Scheduled Contracts will not be adversely affected by the transactions contemplated by this Agreement or require third party consent.

          SECTION 3.9. Intellectual Property.

          (i) With respect to any Intellectual Property of any kind in which Petry has an interest or which is otherwise used in, or relates to the business of, Petry, or any Operating IP or trade secret that is used in or that relates to its business, Petry owns or has the right to use such Operating IP or trade secret in its business. Petry owns or has the right to use all Operating IP and trade secrets that are necessary to its business.

          (ii) Each Intellectual Property License constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against Petry, and, to the best knowledge of Petry, each other Person party thereto, and to the best knowledge of Petry is in full force and effect. Petry has performed all obligations required to have been performed by it under each of the Intellectual Property Licenses to which it is a party. Neither Petry nor, to the best knowledge of Petry, any other party thereto is in default thereunder, nor, to the best knowledge of Petry, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Petry has not received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder (other than in the ordinary course of business). No licenses, sublicenses, covenants or agreements have been granted or entered into by Petry in respect of any of the Operating IP or any material trade secret of Petry, except the Intellectual Property Licenses. No director, officer, shareholder, employee or other Affiliate of Petry owns, directly or indirectly, in whole or in part, any of the Operating IP or any trade secret material used by Petry. None of the officers, employees, consultants, distributors, agents, representatives or advisors of Petry have entered into any agreement relating to Petry's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than Petry.

      (iii) The consummation of the transactions contemplated hereby will not alter or impair the rights of Petry to any of the Operating IP, to any trade secret material to Petry, or under any of the Intellectual Property Licenses.

      (iv) To the best knowledge of Petry, no claim with respect to the Operating IP, any trade secret or any Intellectual Property License is currently pending or has been asserted or overtly threatened by any Person, nor does Petry know of any grounds for any claim, (A) to the effect that any operation or activity of Petry presently occurring or contemplated infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Operating IP or misappropriates any trade secret or know-how or other proprietary rights of Petry; (C) challenging the ownership, validity or effectiveness of any of the Operating IP or any trade secret of Petry; or (D) challenging the license of Petry to, or other legally enforceable right under, any Operating IP or the Intellectual Property Licenses.

      (v) Petry is not aware of any presently existing United States or foreign patents or any patent applications which, if issued as patents, would be infringed by any activity contemplated by Petry.

            SECTION 3.10. Insurance.

      Petry has in full force and effect fire and casualty insurance policies, with extended coverage, products liability insurance, general liability insurance, errors and omissions insurance, and directors' and officers' insurance in amounts customary for companies similarly situated. Each insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Petry, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and, in light of the respective business, operations and assets and properties of Petry and the Subsidiary, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such assets and properties. Neither Petry nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

            SECTION 3.11. Labor Union Activities; Employee Relations.

      No employee of Petry is represented by any labor union or covered by any collective bargaining agreement; nor, to the best knowledge of Petry, has any labor union sought to represent any employee of Petry. There is no strike or other labor dispute involving Petry pending, or to the best knowledge of Petry, threatened. To the best knowledge of Petry, no officer or key employee intends to terminate his employment with Petry. To the best knowledge of Petry, no officer or key employee of Petry is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of Petry.

            SECTION 3.12. ERISA.

      There are no employee benefit plans (as defined in ERISA) covering former or current employees of Petry, or under which Petry has any obligation or liability. Petry has not incurred any liability under Title IV of ERISA, including any liability to the Pension Benefit Guaranty Corporation. Part 3.12 of Schedule III lists all material Benefit Arrangements. The Benefit Arrangements are and have been administered in substantial compliance with their terms and with the requirements of applicable law. No unfair labor practice has been brought during the last three years against Petry.

            SECTION 3.13 Litigation.

      There is no Action pending or, to the best knowledge of Petry, threatened against, relating to or affecting Petry or affecting any of the properties or assets of Petry (including, without limitation, any of their Permits), nor, to the best knowledge of Petry, is there any basis for any such Action. Neither Petry nor any of its assets or properties are subject to any Order of any Governmental Authority which is material to the Condition of Petry. There is no Action by Petry currently pending or which Petry intends to initiate.

            SECTION 3.14 Compliance with Laws; Permits.

      Petry has not violated or failed to comply with, in any material respect, any Laws to which it or any of its properties or assets are subject. Petry has all Permits that are material to the conduct of its business as presently conducted and as proposed to be conducted; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits. All applications, reports, notices and other documents required to be filed by Petry with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof.

            SECTION 3.15. Taxes.

      All Returns have been timely filed. All such Returns are true, correct and complete in all material respects. All Taxes due or claimed to be due from Petry have been paid except to the extent reserved against in the Petry Financial Information. No income tax return of Petry has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for Petry for any period. The provision for taxes for Petry as shown in the Petry Financial Information is adequate for taxes due or accrued as of the date thereof. Petry has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to
Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on the Condition of Petry. Petry has never had any tax deficiency proposed or assessed against it. Since the date of the Petry Financial Information, Petry has made adequate provisions on their books of account for, all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Petry has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

            SECTION 3.16. Books and Records.

      The books of account, ledgers and records of Petry accurately and completely reflect in all material respects all information relating to its business; the nature, acquisition, maintenance, location and collection of its assets; and the nature of all transactions giving rise to its obligations or accounts receivable. The minutes and minute books of Petry provided to Interactive, the Subsidiary and Advercomm prior to the date hereof constitute a true, complete and correct copy of the entire minutes and minute books of Petry.

            SECTION 3.17. Environmental Matters.

      The business, assets and properties of Petry are and have been operated and maintained in compliance with all Environmental Laws. No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by Petry with, or a violation by Petry of, the Environmental Laws. Neither Petry nor any of its predecessor companies have caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by Petry or any predecessor company, except where such disposal, discharge or release was in compliance with the Environmental Laws.

            SECTION 3.18. Transactions with Affiliates.

      Petry has not had any direct or indirect dealings with any Principal Owner of Petry or with any of his Affiliates, associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) or relatives (or Affiliates thereof). Petry does not have any obligation to or claim against any Principal Owner of Petry, or any of his or its Affiliates, associates or relatives, and no such Person has any obligation to or claim against Petry. All products, services or benefits provided to Petry by any such Person, or provided by Petry to any such Person, are set forth on Part 3.18 of Schedule III and are provided at a charge equal to the fair market value of such products, services or benefits. To the best knowledge of Petry, no Principal Owner of Petry, nor any of his Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with Petry.

            SECTION 3.19. Registration Rights.

      No Person has, and as of the Closing no Person shall have, demand, "piggy-back," or other rights to cause Petry to file any registration statement under the Securities Act relating to any securities of Petry, or to participate in any such registration statement.

            SECTION 3.20. No Brokers or Finders.

      Neither Petry nor any of its Affiliates have entered or will enter into any agreement pursuant to which Interactive, the Subsidiary, Petry or Advercomm will be liable, as a result of the transactions contemplated by this Agreement or any Petry Documents, for any claim of any person for any commission, fee or other compensation as finder or broker.

            SECTION 3.21. Investment Company Act.

      Petry is not an "investment company" nor is Petry directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 3.22 Disclosure.

      In connection with this Agreement, Petry has disclosed to Interactive, the Subsidiary and Advercomm all material facts and information known to Petry concerning Petry and its Condition, and has not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any other Petry Documents not misleading.

            SECTION 3.23 Public Announcements.

      Except as otherwise required by law or by the rules of (or any agreement of the parties or their affiliates with) any stock exchange and except as have already been made by the parties prior to the date hereof, Petry agrees that there will prior to the Merger be no press releases or other statements with respect to this Agreement or the transactions contemplated hereby and that they will consult with Interactive, the Subsidiary and Advercomm before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby and that Interactive, the Subsidiary, Petry and Advercomm shall not issue any such press release or make any such public statement prior to such consultation and approval of any such release or statement by the other Parties.

            SECTION 3.24. Board and Stockholders Recommendation.

      The Board of Directors and Stockholders of Petry, each by unanimous written consent dated January 29, 1998, approved and adopted this Agreement, the Merger, and the other transactions contemplated hereby.

      Petry has heretofore furnished to Interactive, the Subsidiary and Advercomm a complete and correct copy of its Certificate of Incorporation and By-Laws, each as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Petry is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

                               ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ADVERCOMM

            Advercomm hereby represents and warrants to Interactive, the Subsidiary and Petry that, except as set forth on the Schedule of Exceptions attached hereto as Schedule IV, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            SECTION 4.1. Corporate Organization, Good Standing and
Qualification.

      Advercomm is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Advercomm has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Advercomm is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its Condition.

            SECTION 4.2 Capitalization.

      The capital stock of Advercomm, as authorized by its Certificate of Incorporation, consists of: (i) 10,000 shares of Advercomm Common Stock, of which 6,500 shares are issued and outstanding, and no shares are reserved for issuance for any purpose. The rights, privileges and preferences of the Advercomm Common Stock are as stated in the Certificate of Incorporation. Advercomm does not, and as of the Closing will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of Advercomm; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or
(iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). All of the issued and outstanding shares of Advercomm Common Stock have been duly and validly issued and are fully paid and nonassessable. To the best knowledge of Advercomm, there are no agreements among Advercomm's stockholders with respect to the voting or transfer of Advercomm's capital stock. Part 4.2 of
Schedule IV includes a complete and correct list of the name of each of Advercomm's stockholders and the number of shares of capital stock (and class or series) owned by such stockholder.

            SECTION 4.3. Authority; Execution and Delivery; Requisite Consents,
                         Nonviolation.

      Advercomm has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Advercomm Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Interactive Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Advercomm. This Agreement and each of the other Advercomm Documents that has been executed as of the date hereof is, and each of the Advercomm Documents will be as of the Closing, duly executed and delivered by Advercomm, and constitute the legal, valid and binding obligation of Advercomm, enforceable against Advercomm in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement and the other Interactive Documents, the consummation by Advercomm of the transactions contemplated hereby and thereby will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any Governmental Authority or any other Person; (b) violate or conflict with any provision of the Certificate of Incorporation or of the By-Laws of Advercomm as in effect immediately prior to the execution and delivery of this Agreement; or (c) constitute a default under (with or without notice or lapse of time or both), violate or conflict with, give rise to a right of termination, cancellation, acceleration or modification under or result in a loss of a material benefit under, any Law, Advercomm Scheduled Contract (as defined in Section 4.8 below), rights relating to Intellectual Property, Permit or Order to which Advercomm is a party or by which Advercomm or its properties are bound.

            SECTION 4.4 Subsidiaries.

      Advercomm, does not, and prior to the Closing will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity.

            SECTION 4.5. Financial Information.

      Advercomm has previously delivered to Interactive and Petry certain financial information (the "Advercomm Financial Information"). Such Advercomm Financial Information has been prepared from the books and records of Advercomm, and, subject to customary year or period end adjustments and accruals and the absence of notes thereto, presents fairly the financial position and the results of operations of Advercomm as at and for the periods indicated.

      Except as disclosed in the Advercomm Financial Information, Advercomm has no material liabilities or obligations, absolute or contingent, except obligations and liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Advercomm Financial Information. Except as disclosed in the Advercomm Financial Information, Advercomm is not a Guarantor or Indemnitor of any Indebtedness of any other Person.

      No representation is made hereunder with respect to any forecasts, projections or forward looking information provided to Interactive, the Subsidiary or Petry in connection with the Advercomm Financial Information or otherwise, except that Advercomm represents that such forecasts, projections and forward looking information were prepared in good faith and that Advercomm reasonably believes there is a reasonable basis for such forecasts, projections and forward looking information.

            SECTION 4.6. Certain Changes or Events.

      Other than transactions entered into in connection with this Merger, since October 1, 1997, the business of Advercomm has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of the foregoing: (i) there has been no change in the Condition of Advercomm, except for changes in the ordinary course of business consistent with past practice which have not had, in the aggregate, a Material Adverse Effect on the Condition of Advercomm; (ii) there has been no revocation or change in any Contract or Permit or right to do business, and, to the best knowledge of Advercomm, no change of Laws which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of Advercomm; (iii) Advercomm has not authorized or made any distributions of, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has Advercomm redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; (iv) Advercomm has not entered into any material transaction, other than in the ordinary course of business and consistent with past practice; (v) Advercomm has not incurred any indebtedness for borrowed money or made any loans or advances to any Person; (vi) there has been no waiver by Advercomm of a valuable right or of a material debt owed to it; (vii) Advercomm has not failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of Advercomm (as such business is presently conducted and as it is proposed to be conducted); (viii) there has not been any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Effect on the Condition of Advercomm (as such business is presently conducted and as it is proposed to be conducted); (ix) there has not been any material change in any compensation arrangement or agreement with any employee of Advercomm; (x) there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of Advercomm; (xi) there has not been any resignation or termination of employment of any key officer or employee of Advercomm and Advercomm, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or employee; (xii) there has been no receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Advercomm; (xiii) there has been no mortgage, pledge or transfer of a security interest in, or lien, created by Advercomm with respect to any of its material properties or assets, except liens for taxes not yet due or payable; (xiv) there has been no loans or guarantees made by Advercomm to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; and (xv) there has been no agreement or commitment by Advercomm to do or perform any of the acts described in this
Section 4.6.

            SECTION 4.7 Title to Assets.

      Advercomm has good and marketable title to all of its assets and properties, free and clear of any Liens, pledges. With respect to any assets or properties it leases, Advercomm holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. The assets and properties of Advercomm that are material to the conduct of business as presently conducted or as proposed to be conducted by Advercomm are on an overall basis in good operating condition and repair, subject to ordinary wear and tear.

            SECTION 4.8. Contracts.

      Advercomm is not a party to, nor is Advercomm or any of its assets or properties bound by, or subject to, any Contracts of the following types, except for those (the "Advercomm Scheduled Contracts") listed in Part 4.8 of Schedule IV hereto:

                  (a) any Contracts pursuant to which Advercomm, or another party thereto, is obligated to pay in excess of fifty thousand dollars ($50,000);

                  (b) any Contracts pursuant to which Advercomm acquired the right to use any Intellectual Property or information that is material to or necessary in the business of Advercomm, or pursuant to which Advercomm has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

                  (c) any Contracts (other than advances of expenses to employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

                  (d) any Contracts between Advercomm, on the one hand, and any of its Principal Owners, or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

                  (e) any deferred compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of Advercomm;

                  (f) any Contracts with any labor union affecting employees of Advercomm;

                  (g) all partnership, joint venture, shareholders' or similar Contracts with any Person;

                  (h) all Contracts that limit or contain restrictions on the ability of Advercomm to declare or pay dividends, to make distributions in respect of or to issue or purchase, redeem or otherwise acquire any of its capital stock or require Advercomm to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

                  (i) any Contracts which restrict Advercomm from freely engaging in business or competing anywhere; and

                  (j) any Contracts which otherwise are material to the Condition of Advercomm.

      True and correct copies of all Scheduled Contracts have been made available to Interactive, the Subsidiary and Petry. All of the Scheduled Contracts are in full force and effect and constitute legal, valid and binding obligations of Advercomm and, to the best knowledge of Advercomm, the other parties thereto; to the best of Advercomm's knowledge, no circumstances exist which would give rise to an Action against or by Advercomm in connection with any Scheduled Contract or any default thereunder; and the validity, effectiveness and continuation of all Scheduled Contracts will not be adversely affected by the transactions contemplated by this Agreement or require third party consents.

            SECTION 4.9. Intellectual Property.

            (i) With respect to any Intellectual Property of any kind in which Advercomm has an interest or which is otherwise used in, or relates to the business of, Advercomm, or any Operating IP of Advercomm or trade secret that is used in or that relates to its business, Advercomm owns or has the right to use such Operating IP or trade secret in its business. Advercomm owns or has the right to use all Operating IP and trade secrets that are necessary to its business.

            (iii) Each Intellectual Property License of Advercomm constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against Advercomm, and, to the best knowledge of Advercomm, each other Person party thereto, and to the best knowledge of Advercomm is in full force and effect. Advercomm has performed all obligations required to have been performed by it under each of the Intellectual Property Licenses to which it is a party. Neither Advercomm nor, to the best knowledge of Advercomm, any other party thereto is in default thereunder, nor, to the best knowledge of Advercomm, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Advercomm has not received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder (other than in the ordinary course of business). No licenses, sublicenses, covenants or agreements have been granted or entered into by Advercomm in respect of any of the Operating IP or any material trade secret of Advercomm, except the Intellectual Property Licenses. No director, officer, shareholder, employee or other Affiliate of Advercomm owns, directly or indirectly, in whole or in part, any of the Operating IP or any trade secret material used by Advercomm. None of the officers, employees, consultants, distributors, agents, representatives or advisors of Advercomm have entered into any agreement relating to Advercomm's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than Advercomm.

            (iv) The consummation of the transactions contemplated hereby will not alter or impair the rights of Advercomm to any of the Operating IP, to any trade secret material to Advercomm, or under any of the Intellectual Property Licenses.

            (v) To the best knowledge of Advercomm, no claim with respect to the Operating IP, any trade secret or any Intellectual Property License is currently pending or has been asserted or overtly threatened by any Person, nor does Advercomm know of any grounds for any claim, (A) to the effect that any operation or activity of Advercomm presently occurring or contemplated infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Operating IP or misappropriates any trade secret or know-how or other proprietary rights of Advercomm; (C) challenging the ownership, validity or effectiveness of any of the Operating IP or any trade secret of Advercomm; or
(D) challenging the license of Advercomm to, or other legally enforceable right under, any Operating IP or the Intellectual Property Licenses.

            (vi) Advercomm is not aware of any presently existing United States or foreign patents or any patent applications which, if issued as patents, would be infringed by any activity contemplated by Advercomm.

            SECTION 4.10. Insurance.

      Advercomm does not maintain any insurance policies.

            SECTION 4.11. Labor Union Activities; Employee Relations.

      No employee of Advercomm is represented by any labor union or covered by any collective bargaining agreement; nor, to the best knowledge of Advercomm, has any labor union sought to represent any employee of Advercomm. There is no strike or other labor dispute involving Advercomm pending, or to the best knowledge of Advercomm, threatened. To the best knowledge of Advercomm, no officer or key employee intends to terminate his employment with Advercomm. To the best knowledge of Advercomm, no officer or key employee of Advercomm is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of Advercomm.

            SECTION 4.12. ERISA.

      There are no employee benefit plans (as defined in ERISA) covering former or current employees of Advercomm, or under which Advercomm has any obligation or liability. Advercomm has not incurred any liability under Title IV of ERISA, including any liability to the Pension Benefit Guaranty Corporation. Advercomm maintains no material Benefit Arrangements. No unfair labor practice has been brought during the last three years against Advercomm.

            SECTION 4.13 Litigation.

      There is no Action pending or, to the best knowledge of Advercomm, threatened against, relating to or affecting Advercomm or affecting any of the properties or assets of Advercomm (including, without limitation, any of their Permits), nor, to the best knowledge of Advercomm, is there any basis for any such Action. Neither Advercomm nor any of its assets or properties are subject to any Order of any Governmental Authority which is material to the Condition of Advercomm. There is no Action by Advercomm currently pending or which Advercomm intends to initiate.

            SECTION 4.14 Compliance with Laws; Permits.

      Advercomm has not violated or failed to comply with, in any material respect, any Laws to which it or any of its properties or assets are subject. Advercomm has all Permits that are material to the conduct of its business as presently conducted and as proposed to be conducted; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits. All applications, reports, notices and other documents required to be filed by Advercomm with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof. Advercomm has not violated or failed to comply with its certificate of incorporation or by-laws.

            SECTION 4.15. Taxes.

      All Returns have been timely filed. All such Returns are true, correct and complete in all material respects. All Taxes due or claimed to be due from Advercomm have been paid except to the extent reserved against in the Advercomm Financial Information. No income tax return of Advercomm has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for Advercomm for any period. The provision for taxes for Advercomm as shown in the Advercomm Financial Information is adequate for taxes due or accrued as of the date thereof. Advercomm has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on Advercomm, its financial condition, its business as presently conducted or proposed to be conducted or any of their properties or material assets. Advercomm has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Since the date of the Advercomm Financial Information, Advercomm has made adequate provisions on their books of account for, all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Advercomm has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

            SECTION 4.16. Books and Records.

      The books of account, ledgers and records of Advercomm accurately and completely reflect in all material respects all information relating to its business; the nature, acquisition, maintenance, location and collection of its assets; and the nature of all transactions giving rise to its obligations or accounts receivable. The minutes and minute books of Advercomm provided to Interactive, the Subsidiary and Petry prior to the date hereof constitute a true, complete and correct copy of the entire minutes and minute books of Advercomm.

            SECTION 4.17. Environmental Matters.

      The business, assets and properties of Advercomm are and have been operated and maintained in compliance with all Environmental Laws. No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by Advercomm with, or a violation by Advercomm of, the Environmental Laws. Neither Advercomm nor any of its predecessor companies have caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by Advercomm or any predecessor company, except where such disposal, discharge or release was in compliance with the Environmental Laws.

            SECTION 4.18. Transactions with Affiliates.

      Advercomm has not had any direct or indirect dealings with any Principal Owner of Advercomm or with any of his Affiliates, associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) or relatives (or Affiliates thereof). Advercomm does not have any obligation to or claim against any Principal Owner of Advercomm, or any of his or its Affiliates, associates or relatives, and no such Person has any obligation to or claim against Advercomm. All products, services or benefits provided to Advercomm by any such Person, or provided by Advercomm to any such Person, are set forth on
Part 4.18 of Schedule IV and are provided at a charge equal to the fair market value of such products, services or benefits. To the best knowledge of Advercomm, no Principal Owner of Advercomm, nor any of his Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with Advercomm.

            SECTION 4.19. Registration Rights.

      No Person has, and as of the Closing no Person shall have, demand, "piggy-back," or other rights to cause Advercomm to file any registration statement under the Securities Act relating to any securities of Advercomm, or to participate in any such registration statement.

            SECTION 4.20. No Brokers or Finders.

      Neither Advercomm nor any of its Affiliates have entered or will enter into any agreement pursuant to which Interactive, the Subsidiary, Petry or Advercomm will be liable, as a result of the transactions contemplated by this Agreement or any Advercomm Documents, for any claim of any person for any commission, fee or other compensation as finder or broker.

            SECTION 4.21. Investment Company Act.

      Advercomm is not an "investment company" nor is Advercomm directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.22 Disclosure.

      In connection with this Agreement, Advercomm has disclosed to Interactive, the Subsidiary and Petry all material facts and information known to Advercomm concerning Advercomm and its Condition, and has not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any other Advercomm Documents not misleading.

            SECTION 4.23 Public Announcements.

      Except as otherwise required by law or by the rules of (or any agreement of the parties or their affiliates with) any stock exchange and except as have already been made by the parties prior to the date hereof, Advercomm agrees that there will prior to the Merger be no press releases or other statements with respect to this Agreement or the transactions contemplated hereby and that it will consult with Interactive, the Subsidiary and Petry before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby and that Interactive, the Subsidiary,

Petry and Advercomm shall not issue any such press release or make any such public statement prior to such consultation and approval of any such release or statement by the other parties.

            SECTION 4.24. Board and Stockholders Recommendation.

      The Board of Directors and Stockholders of Advercomm, each by unanimous written consent dated February 2, 1998, approved and adopted this Agreement, the Merger, and the other transactions contemplated hereby.

            SECTION 4.25. Certificate of Incorporation and By-Laws.

      Advercomm has heretofore furnished to Interactive, the Subsidiary and Petry a complete and correct copy of its Certificate of Incorporation and By-Laws, each as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Advercomm is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES

            SECTION 5.1 Conduct of Business by the Parties Pending the Merger.

            The Parties covenant and agree that, between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement or unless the other Parties shall otherwise give their prior written consent, the business of each Party shall be conducted only in, and each Party shall not take any action except in, the ordinary course of business and in a manner consistent with past practice (including financial and other controls of each Party instituted since the commencement of the current fiscal year); each Party will use its commercially reasonable efforts to continue its business development activities, to maintain in effect all licenses, approvals, and authorizations, to preserve intact its business organization and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with it; and each Party agrees to cooperate reasonably with each other Party in connection with the foregoing. By way of amplification and not limitation, except as contemplated by this Agreement, no Party shall, between the date of this Agreement and the Effective Time, do or agree to do any of the following without the prior written consent of each other Party:

            (a) amend or otherwise change its Certificate of Incorporation or By-Laws;

            (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of (i) any shares of capital stock of any class, or any options, warrants, convertible securities, subscriptions, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest or equity equivalent, of such Party or any other securities in respect of, in lieu of, or in substitution for any outstanding shares (other than, in the case of Interactive, shares of Interactive Common Stock issuable pursuant to the exercise of outstanding convertible preferred stock, convertible debt, warrants, or Options as set forth in Part 2.2 of Schedule II) or grant or accelerate any right to convert or exercise or otherwise amend in any respect any such outstanding convertible debt, warrants, or Options or (ii) any material assets of such Party, except for sales of goods or services in the ordinary course of business and in a manner consistent with past practice;

            (c) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock, any other ownership interest or equity equivalent, or any other securities, or reclassify, combine, split, subdivide, redeem, purchase, or otherwise acquire, directly or indirectly, any such capital stock, ownership interest, equity equivalent, or other securities, or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, restructuring, recapitalization, or other reorganization or, except to the extent required by fiduciary obligations under applicable law, a merger or consolidation;

            (d) (i) except in the ordinary course of business and consistent with past practice, issue any debt securities or assume, guarantee, or endorse the obligations of any other person, except for immaterial amounts; (ii) except in the ordinary course of business and consistent with past practice, make any loans, advances, or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of capital stock of or other ownership interests or equity equivalents in such Party; or (iv) except in the ordinary course of business and consistent with past practice, mortgage or pledge any of their material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

            (e) enter into, adopt, establish, or (except as may be required by law) amend or terminate any collective bargaining agreement, bonus, profit sharing, thrift, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expenses) increase in any manner the compensation or benefits of any director, officer, or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units), or increase the amount or change in any material respect the terms of any insurance covering directors or officers;

            (f) acquire, sell, license, lease, or dispose of any assets outside the ordinary course of business which in the aggregate are material to such Party or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

            (g) change any of the accounting principles or practices used by such Party;

            (h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any interest therein; (ii) enter into any partnership, joint venture, or similar agreement or arrangement or any contract or agreement other than in the ordinary course of business consistent with past practice; (iii) authorize any new capital expenditure(s) which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $50,000; or (iv) amend or modify any material existing agreement, arrangement, or understanding which would increase the obligations or impair or diminish the rights of such Party in any material respect;

            (i) make any tax election or settlement or compromise any income tax liability material to such Party; or take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            (j) pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted, or unasserted, contingent or otherwise), other than the pay ment, discharge, or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of such Party or incurred in the ordinary course of business consistent with past practice, except for fees and expenses (including legal fees and expenses) incurred in connection with this Agreement, the Stock Purchase Agreement of even date herewith and the transactions contemplated hereby and thereby and except as required by applicable law;

            (k) enter into (in writing or otherwise) any contract, agreement, commitment, arrangement, or understanding to do any of the foregoing; or

            (l) take, or agree to take, any action which would make any representation or warranty untrue or incorrect in any material respect.

            SECTION 5.2 No Solicitation of Transactions.

            From and after the date hereof through the earlier to occur of the Effective Date and the date of termination of this Agreement, each Party shall not, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage submission of, proposals or offers from any person relating to any acquisition or purchase of all or a substantial portion of the assets of, or any equity interest in, such Party or any business combination with such Party or participate in any negotiations regarding, or furnish to any other person any information with respect to, or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing contained in this Section 5.2 shall prohibit any Party or its Board of Directors from making disclosures to such Party's stockholders which, in the judgment of the Board of Directors with advice of counsel, may be required under applicable law. Each Party will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall immediately demand the return or destruction of any non-public information concerning such Party distributed to other persons for the purpose of soliciting or encouraging any of the foregoing.

            SECTION 5.3 Option Plans, Convertible Debt, Options, and Warrants.

      Interactive shall use its best efforts to cause all outstanding shares of Series A Stock and all outstanding debt securities convertible into common stock to be converted into Interactive Common Stock and shall use its best efforts to cause all warrants exercisable for Interactive Common Stock to be surrendered in exchange for Interactive Common Stock. Petry shall use its best efforts to cause all outstanding warrants exercisable for Petry Common stock to be surrendered in exchange for Petry Common Stock.

            SECTION 5.4 Consents and Approvals.

            Each Party shall use commercially reasonable efforts to obtain all consents and approvals required with respect to this Agreement and the transactions contemplated thereby.

            SECTION 5.5 Directors' and Officers' Indemnification.

            From and after the Effective Time, Interactive and the Surviving Corporation shall jointly and severally indemnify, defend, and hold harmless the present officers and directors (the "Indemnified Parties") of each of Petry and Advercomm against all losses, claims, damages, or liabilities ("Claims") arising out of actions or omissions occurring at or prior to the Effective Time that are based on or arising out of the fact that such person is or was a director or officer of Petry or Advercomm prior to the Effective Time, including, without limitation, any Claim arising out of this Agreement or the transactions contemplated hereby and thereby, to the greatest extent permissible under applicable law.

            SECTION 5.6 Reincorporation in Delaware

            As soon as practicable after the Effective Time, Interactive shall take all such steps as may be required under applicable law for Interactive to reincorporate in the State of Delaware.

            SECTION 5.7 Approval of Shareholders.

            Interactive shall as promptly as reasonably practicable take all action necessary in accordance with New York Law and its Certificate of Incorporation and By-Laws duly to call, convene, and hold a meeting of its shareholders. Interactive shall use reasonable efforts to solicit from Interactive shareholders proxies in favor of (i) the Merger, (ii) an increase in the number of authorized shares of capital stock to 100,000,000 Common Shares, par value $.01 per share, and 30,000,000 Preferred Shares, par value $.01 per share (the "Amendment Proposal"), (iii) adoption of the 1998 Interactive Imaginations, Inc. Stock Incentive Plan, and (iv) the election of the six nominees for director set forth on Schedule I.A hereto, and shall take such other action as is reasonably necessary to secure the vote of stockholders required by New York Law to effect the Merger and the transactions contemplated thereby.


                                   ARTICLE VI

                      ADDITIONAL AGREEMENTS OF THE PARTIES


            SECTION 6.1 Access to Information; Confidentiality.

            (a) Subject to applicable law, from the date hereof to the Effective Time, each Party shall afford the officers, employees, and authorized agents of each other Party reasonable access, during normal business hours and upon reasonable notice, to their respective officers, employees, authorized agents, properties, offices, books, and records and shall furnish each other Party with its financial and operating data and other information regarding their assets, properties, goodwill, and business as such other Parties may from time to time reasonably request.

            (b)   In the event of the termination of this Agreement (under
Section 8.1 below), each Party shall, and shall cause their respective affiliates and their officers, directors, employees, and agents to (i) return promptly every document furnished to them by any other Party or any of its officers, directors, employees, and agents in connection with the transactions contemplated hereby and any copies thereof, and shall use its best efforts to cause others to whom such documents may have been furnished promptly to return such documents and any copies thereof any of them may have made, and (ii) destroy promptly all documents created by them from any data, information, or document furnished by any other Party or any of its officers, directors, employees, and agents in connection with the transactions contemplated hereby and any copies thereof, and shall use its best efforts to cause others to whom such documents may have been furnished promptly to destroy the same and any copies thereof, other than documents created from data, information or documents otherwise publicly available.

            (c) No investigation pursuant to this Section 6.1 or other investigation shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

            SECTION 6.2 Notification of Certain Matters.

            Each Party shall give prompt notice to each of the other Parties of
(i) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of a Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.2 shall not limit or otherwise affect the remedies available here under to the Party receiving such notice.

            SECTION 6.3 Further Action.

            Upon the terms and subject to the conditions hereof, and subject to the exercise by the Boards of Directors of each Party of their fiduciary obligations, each of the Parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings, including, but not limited to:
(i) reasonable efforts to lift or rescind any injunction or restraining order or other order which may be entered; (ii) cooperation in reasonable tax planning measures in light of the transactions contemplated hereby so long as no action shall be required to be taken which would result in adverse tax consequences to the stockholders of the Parties or, if the Merger does not occur, to the Parties; and (iii) reasonable cooperation in respect of any filings to be made in connection with the Merger and the transactions contemplated hereby.

            SECTION 6.4 Public Announcements.

            Each Party shall consult with the others before issuing any further press release or otherwise making any public statements with respect to the Merger and neither shall issue any such press release or make any such public statement, except as may be required by law, without the prior consent of the others, which consent shall not be unreasonably withheld or delayed.

            SECTION 6.5 Government Compliance.

            Each Party agrees promptly to effect all necessary registrations, filings, applications, and submissions of information requested by governmental authorities.


                                   ARTICLE VII

                            CONDITIONS OF THE MERGER


            SECTION 7.1 Conditions to Obligations of Each Party to Effect the
                        Merger.

            The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) The shareholders of Interactive shall have approved and adopted: (i) this Agreement; (ii) the Amendment Proposal; and (iii) the election of the six nominees for director set forth on Schedule I.A hereto, in each case by the requisite vote of the shareholders of Interactive in accordance with its Certificate of Incorporation and New York state law.

            (b) Each Party shall have received evidence, in form and substance reasonably satisfactory to each other Party, that such licenses, permits, consents, approvals, authorizations, qualifications, orders of governmental authorities, and third parties as are required in connection with the consummation of the transactions contemplated hereby or necessary to conduct the business of each Party as presently conducted have been obtained and are in full force and effect other than those which, if not obtained, would not, either individually or in the aggregate, have a Material Adverse Effect on such Party.

            (c) At the Effective Time, there shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as herein provided.

            (d) Each Party shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Effective Time.

            (e) The representations and warranties of each Party set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except for changes contemplated by this Agreement and by the Disclosure Schedule and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

            (f) Each Party shall have received an opinion from counsel to each other Party, dated the Closing Date, in form and substance reasonably satisfactory to such Party, as to (i) the valid existence and good standing of such Party in its jurisdiction of incorporation, (ii) the corporate power and authority of such Party to own its properties and to conduct its business, (iii) the corporate power and authority of such Party to execute and deliver this Agreement and the due authorization thereof, (iv) the due execution and delivery and enforceability of this Agreement, (v) the absence of conflicts with the charter, bylaws or material agreements of such Party, (vi) the absence of material consents or approvals required to consummate the transactions contemplated by this Agreement, and (vii) the absence of litigation regarding the transaction.

            (g) All actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for each Party and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

            (h) There shall not have been any action taken, or any statute, rule, regulation, or order enacted, promulgated, or issued or deemed applicable to the Merger by any Federal or state government or governmental authority or court, which would (i) prohibit the Surviving Corporation's or Interactive's ownership or operation of all or a material portion of Petry's or Advercomm's business or assets, or compel the Surviving Corporation or Interactive to dispose of or hold separate all or a material portion of Petry's or Advercomm's business or assets, as a result of the Merger; (ii) render the Subsidiary unable to consummate the Merger; (iii) make such consummation illegal; or (iv) impose or confirm material limitations on the ability of Interactive effectively to exercise full rights of ownership of shares of the capital stock of the Surviving Corporation, including without limitation, the right to vote any such shares on all matters properly presented to the stockholders of the Surviving Corporation, and no such action shall have been taken or any such statute, rule, regulation, or order enacted, promulgated, issued, or deemed applicable to the Merger which in the reasonable judgment of Interactive will produce such result.

            (i) Interactive shall have obtained the approval, agreement and/or consent of its security holders as contemplated by Section 5.3 and all shares of Series A Stock, all outstanding debt securities of Interactive and all warrants exercisable for Interactive Common Stock shall have been converted or exercised or shall be subject to mandatory conversion or exercise into a number of shares of Interactive Common Stock less than or equal to 5,899,322 shares.

            (j) All warrants to purchase shares of Petry Common Stock shall have been exercised.

            (k) Each Party shall have obtained change of control waivers from of its employees that are party to an employment contract that provides for benefits upon the occurrence of a change in control.

            (l) The investment of at least $10,000,000 in the securities of Interactive, pursuant to the Securities Purchase Agreement, a draft of which is attached hereto as Exhibit E, shall have been consummated substantially on the terms set forth in such securities purchase agreement, in the draft Restated Certificate of Incorporation attached hereto as Exhibit F, and in the form of Warrant attached hereto as Exhibit G, and the Shareholders' Agreement and Registration Rights Agreement attached hereto as Exhibit H and Exhibit I shall have been duly executed by all parties thereto substantially in the form attached hereto;

            (m) Petry and Advercomm shall have obtained from each of their stockholders a letter agreement in the form attached as Exhibit J hereto, relating to certain tax matters.

            (n) The Related Agreements contemplated by Section 1.9 shall have been executed and delivered by the parties thereto;

            (o) Each Party shall have received a certificate of each other Party, dated the Closing Date, signed by the Chief Executive Officer of such Party, to the effect that, to the best of the knowledge, information, and belief of such officer, all of the conditions set forth above have been fulfilled.

            (p) Each Party shall have received a certificate of each other Party, dated the Closing Date, signed by the Chief Executive Officer of such Party, as to such other matters as may be reasonably requested by the Parties, including, but not limited to, certificates with respect to the Party's Certificate of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Party who shall execute on behalf of the Party any document delivered on the Closing Date.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT, AND WAIVER


            SECTION 8.1 Termination.

            This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval hereof by the stockholders of the
Parties:

            (i) By mutual written consent duly authorized by the Boards of Directors of each Party;

            (ii) By any Party if the Board of Directors of any other Party shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger or shall have approved or recommended another offer or proposal;

            (iii) By any Party if Interactive shall not have obtained the consents and approvals of its security holders and caused to be effected the conversion or exercise of all Series A Stock, convertible debt securities and warrants as contemplated by Section 5.3 and 7.1(i);


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


            (iv) By any Party if the Merger shall not have been consummated by February 20, 1998, unless the absence of such consummation shall be due to the failure of the Party seeking to terminate this Agreement (or its affiliates) to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

            (v) By any Party, if the stockholders of Interactive fail to approve and adopt this Agreement and the Merger;

            (vi) By any Party if a United States or state governmental authority, agency, or commission or United States or state court of competent jurisdiction shall have issued an order, decree, or ruling or taken any other action (which order, decree, ruling, or action the Parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or action shall have become final and non-appealable; or

            (vii) By any Party if any other Party shall breach or fail to perform in any material respect any of its material covenants or agreements contained herein.

            SECTION 8.2 Effect of Termination.

            In the event of termination of this Agreement as provided in Section 8.1, (i) there shall be no liability or further obligation on the part of any Party hereto except as set forth in Sections 8.3 and 9.1 hereof and (ii) nothing herein shall relieve any Party from liability for any breach of this Agreement.

            SECTION 8.3 Fees and Expenses.

            All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. No Party shall incur liability to its stockholders for any such fees and expenses.

            SECTION 8.4 Amendment.

            This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Parties, no amendment may be made which would change the Petry Merger Consideration or the Advercomm Merger Consideration. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

            SECTION 8.5 Waiver.

            At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the parties hereto. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                               ARTICLE IX

                           GENERAL PROVISIONS


            SECTION 9.1 Survival of Representations, Warranties, and Agreements.

            The representations, warranties, and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Sections 1.6 and 1.7 and 6.5 shall survive the Effective Time indefinitely and those set forth in 6.1(b) and 6.4 shall survive termination indefinitely.

            SECTION 9.2 Notices.

            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by Federal Express or similar overnight delivery or courier service or by telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Interactive or the Subsidiary:

                  915 Broadway, Suite 1608
                  New York, New York  10010
                  Attention:  Michael P. Paolucci

                  with a copy to:

                  Carter Ledyard & Milburn
                  Two Wall Street
                  New York, NY  10005
                  Attention:  David McDonald, Esq.

            (b)   if to Petry:

                  1290 Avenue of the Americas
                  New York, New York  10104
                  Attention:  David J. Moore

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York  10036
                  Attention:  Mark E. Moran, Esq.

            (c)   if to Advercomm:

                  125 E. 55th Street
                  New York, New York  10019
                  Attention:  Jay Friesel

                  with a copy to:

                  Duquette & Tipton LLP
                  405 Lexington Avenue, Suite 4500
                  New York, New York  10174
                  Attention:  David Duquette, Esq.


            SECTION 9.3 Headings.

            The headings contained in this Agreement and the Disclosure Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Disclosure Schedule.

            SECTION 9.4 Entire Agreement.

            This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

            SECTION 9.5 Parties in Interest; Assignment.

            This Agreement shall not be assigned by operation of law or otherwise. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement, except that any of the Indemnified Parties shall be entitled after the Effective Time to enforce the provisions of Section 6.1.

            SECTION 9.6 Governing Law.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to conflicts of laws, except that Delaware Law shall apply to the Merger.

            SECTION 9.7 Counterparts.

            This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 9.8 Severability.

            If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

            SECTION 9.9 Specific Performance.

            Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any Party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.


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


            IN WITNESS WHEREOF, Interactive, the Subsidiary, Petry and Advercomm have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              INTERACTIVE IMAGINATIONS, INC.




                                        By: /s/ Michael P. Paolucci
                                            --------------------------------
                                            Michael P. Paolucci
                                            Chairman and Chief Executive Officer



                                        24/7 ACQUISITION CORP.



                                        By: /s/ David J. Moore
                                            --------------------------------
                                            David J. Moore
                                            Chief Executive Officer



                                        PETRY INTERACTIVE, INC.



                                        By: /s/ David J. Moore
                                            --------------------------------
                                            David J. Moore
                                            Chairman and Chief Executive Officer



                                        ADVERCOMM, INC.



                                        By: /s/ Jacob I. Freisel
                                            --------------------------------
                                            Jacob I. Friesel
                                            Chairman and Chief Executive Officer

                                  SCHEDULE IA.



                                 David J. Moore
                               Michael P. Paolucci
                                Jacob I. Friesel
                                   Jack Rivkin
                                  Ronald Celmer
                                 Kristopher Wood


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



                                  SCHEDULE IB.



                  David J. Moore             Chief Executive Officer
                  Jacob I. Friesel           Executive Vice President
                  Gary Cecchini              Senior Vice President
                  Scott Cohen                Senior Vice President
                  Mark Burchill              Senior Vice President
                  Geoffrey Judge             Senior Vice President


                                   45